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                                                                    EXHIBIT 4.03

          AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS
           AGREEMENT AND THIRD AMENDED AND RESTATED VOTING AGREEMENT
                     AND APPROVAL OF ELECTION OF DIRECTORS


     This Amendment is entered into as of June 9, 1998, by and between Centaur Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and those persons
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who are parties to those certain Third Amended and Restated Investors' Rights
Agreement and Third Amended and Restated Voting Agreement, each dated February 14, 1997.

                                    RECITALS

     A. The Company has previously entered into a Third Amended and Restated Investors' Rights Agreement dated February 14, 1997 (the "Investors' Rights
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Agreement") pursuant to which the Company agreed to provide certain information,
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registration, first refusal and other rights to certain of the Company's shareholders, and also agreed to not take certain actions without the approval of a supermajority of the Company's Board of Directors.

     B. The Company has also previously entered into a Third Amended and Restated Voting Agreement dated February 14, 1997 (the "Voting Agreement")
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pursuant to which the size of the Company's Board of Directors was set at seven and the composition of the Board of Directors was divided up among various shareholder groups.

     C. The Company is contemplating a public offering of its shares to be listed on the Swiss Stock Exchange, and in connection therewith desires to assure that certain provisions of the Investors' Rights Agreement and the entire Voting Agreement terminate in connection with such offering.

     D. The Company has also previously agreed to amend the Investors' Rights Agreement to provide that the holders of certain warrants to purchase a total of 25,000 shares of the Company's Common Stock will be entitled to certain registration rights thereunder, and would like to take this opportunity to so amend the Investors' Rights Agreement.

     E. The Company also desires to appoint two new members to the Board of Directors.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.  Termination of Certain Portions of Investors' Rights Agreement.  The
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Company's obligations under Section 1 (information rights),  Section 3 (right of first refusal) and Section 4.4 (restricted activities requiring Board approval) of the Investors' Rights Agreement shall terminate upon the closing of the Company's initial public offering of shares listed on the Swiss Stock Exchange.

     2.  Amendment of Registration Rights.  The Company is authorized to amend
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Section 2 of the Investors' Rights Agreement to provide that the Common Stock issuable on exercise of certain warrants to purchase up to 25,000 shares of the Company's Common Stock
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shall have the same registration rights as are granted to other warrant holders pursuant to such section.

     3.  Approval of Election of New Directors.  The election of Charles Engles,
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Ph.D. and Steinar Engelsen, M.D. as directors of the Company is hereby approved.
It is agreed that the current Board of Directors shall consist of:


                         John Carney
                         Mark Collins
                         Graham Crooke
                         Steinar Engelsen
                         Charles Engles
                         Brian Frenzel
                         Selvi Vescovi

     4.  Termination of Voting Agreement.  The Voting Agreement shall terminate
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upon the closing of the Company's initial public offering of shares listed on the Swiss Stock Exchange.

     5.  Miscellaneous.  All other provisions of the Investors' Rights Agreement
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and Voting Agreement, including, without limitation, any other provisions relating to the termination of such agreements, shall remain in full force and effect.


[SIGNATURE PAGES WITH SIGNATURES OF INVESTORS (IDENTIFIED AS EXHIBIT A TO THE THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT ATTACHED AS EXHIBIT 4.02 TO THE REGISTRATION STATEMENT) OMITTED]

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